INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of
American Century Investment Trust on Form N-14 (File No. 811-7822) of our report dated December 8, 2000, appearing in the Annual Report of High-Yield Fund, one of the funds comprising American Century Mutual Funds, Inc. for the year ended
October 31, 2000, in the Statement of Additional Information, which is part of such Registration Statement.

/*/Deloitte & Touche LLP

Kansas City, Missouri
August 10, 2001